99.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of the Gymboree 401(k) Plan (the “Plan”) on Form 11-K for the period ended December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Form 11-K”), I, Lisa Harper, Chief Executive Officer of The Gymboree Corporation, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)	The Form 11-K fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2)	The information contained in the Form 11-K fairly presents, in all material respects, the net assets available for benefits and changes in net assets available for benefits of the Plan.

June 30, 2003	By: /s/ Lisa Harper

Date	Lisa Harper Chief Executive Officer and Chairman of the Board

A signed original of this written statement required by Section 906 has been provided to the Gymboree 401(k) Plan and will be retained by the Gymboree 401(k) Plan and furnished to the Securities and Exchange Commission or its staff upon request.